                                                                     EXHIBIT 4.3

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                           JEFFERSON-PILOT CORPORATION

                              4.75% NOTES DUE 2014

REGISTERED                                                    CUSIP NO. 475070 AD0
NO. [   ]                                                     U.S. $300,000,000
PRINCIPAL AMOUNT:                                    $300,000,000

STATED MATURITY DATE:                                January 30, 2014.

ORIGINAL ISSUE DATE:                                 _________, 2004

INTEREST PAYMENT DATES:                              January 30 and July 30 of each year, commencing on
                                                     July 30, 2004.

INTEREST RATE:                                       4.75% per annum

DEPOSITORY:                                          The Depository Trust Company

                             OTHER/ADDITIONAL TERMS

REDEMPTION:

         The Company may redeem this Security, in whole or from time to time in part at its option, upon giving not less than 30 days' nor more than 60 days' notice to the Holder, for the Redemption Price.

REDEMPTION PRICE:

The greater of:

         (1) 100% of the principal amount of this Security to be redeemed, and

         (2) the sum of the present values of the remaining scheduled payments of principal and interest on this Security, or such portion of this Security, to be redeemed (exclusive of interest accrued to the applicable redemption date) discounted to the date of such redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points.

plus, in the case of both clause (1) and clause (2) above, accrued and unpaid interest on the principal amount of this Security being redeemed to the applicable redemption date. Notwithstanding the foregoing, payments of interest on this Security that are due and payable on or prior to a date fixed for redemption of such Security or a portion of such Security will be payable to the Holder registered as such at the close of business on the relevant record dates, according to the terms hereof and of the Indenture.

"Treasury Rate" means, with respect to any redemption date for the Security,

         1. the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities" for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity Date of this Security, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or

         2. if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         3. The Treasury Rate shall be calculated on the third Business Day preceding the applicable redemption date. As used in the immediately preceding sentence and in the definition of "Reference Treasury Dealer Quotations" below, the term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

"Comparable Treasury Issue" means, with respect to any redemption date for this Security or any portion hereof, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of this Security to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Security to be redeemed.

"Comparable Treasury Price" means, with respect to any redemption date for the Security or any portion hereof, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

"Independent Investment Banker" means, with respect to any redemption date for the Security or any portion hereof, Morgan Stanley & Co. Incorporated and its successors or, if such firm or its successors, if any, is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

"Reference Treasury Dealer" means, with respect to any redemption date for the Security or any portion hereof, Morgan Stanley & Co. Incorporated and its successors (provided, however, that if it or any successor shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Trustee, after consultation with the Company, shall substitute therefor another Primary Treasury Dealer), and two other Primary Treasury Dealers selected by the Trustee after consultation with the Company.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the Security or any portion hereof, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

Unless the Company defaults in payment of the Redemption Price, on and after the applicable redemption date interest will cease to accrue on the Security or portions of the Security called for redemption on such redemption date.

         JEFFERSON-PILOT CORPORATION, a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Principal Amount, or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Securities, shall not exceed, at any time, $300,000,000 in the aggregate) as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture, on the Stated Maturity Date shown above and to pay interest thereon from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date commencing on July 30, 2004, and at the Maturity of the principal hereof, at a rate per annum equal to the Interest Rate specified on the face hereof until the principal hereof is paid or made available for payment.

         The principal and interest on this Security is payable by the Company in U.S. dollars.

         Interest payments on this Security shall be the amount of interest accrued from and including January 27, 2004 or from and including the last date to which interest has been paid or duly provided for, as the case may be, to but excluding the following Interest Payment Date or the date of Maturity. Interest on this Security will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         The interest so payable on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and interest payable upon the Maturity shall be paid to the Person to whom principal is payable. "Regular Record Date" shall mean each January 15 and July 15.

         Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payment of the principal of and interest on this Security will be made at the office or agency of the Paying Agent in the Borough of Manhattan, The City of New York, New York, maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided further that all payments of the principal and interest on this Security, the Holder of which has given wire transfer instructions to the Company or its agent at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by such Holder in such instructions. "Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York City.

         The Company shall pay any administrative costs imposed by banks on payors in making payments on this Security in immediately available funds and the Holder of this Security will pay any administrative costs imposed by banks on payees in connection with such payments. Any tax, assessment or governmental charge imposed upon payments on this Security shall be borne by the Holder of this Security.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse thereof, or an Authenticating Agent, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED: ______________________

                               JEFFERSON-PILOT CORPORATION

                               By: _____________________________________________
                                   Name:  Theresa M. Stone
                                   Title: Executive Vice President
                                          and Chief Financial Officer

[SEAL]

                               Attest: _________________________________________
                                       Name:  Robert A. Reed
                                       Title: Vice President and Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the
series designated therein referred to
in the within-mentioned Indenture.

WACHOVIA BANK, NATIONAL ASSOCIATION
     as Trustee

By: _________________________________
    Authorized Officer

                                [Reverse of Note]

General

         This Security is one of a duly authorized series of securities of the Company (herein called the "Securities"), issued and to be issued under an Indenture dated as of November 21, 1995, as supplemented by the Fourth Supplemental Indenture, dated as of January 27, 2004 (as so supplemented, herein called the "Indenture"), each between the Company and Wachovia Bank, National Association (f/k/a First Union National Bank of North Carolina), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated on the face hereof of the Company.

         The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more global securities recorded in the book-entry system maintained by the Depository or (b) certificated securities issued to and registered in the names of the beneficial owners or their nominees.

Events of Default

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Modification and Waivers; Obligation of the Company Absolute

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

Defeasance and Covenant Defeasance

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Security and (b) certain restrictive covenants, in each case, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Authorized Denominations

         The Securities of this series are issuable only in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Registration of Transfer

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Defined Terms

         All terms used in this Security not otherwise defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Governing Law

         This Security shall be governed by and construed in accordance with the laws of the State of New York.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common

TEN ENT -- as tenants by the entireties

JT TEN  -- as joint tenants with right
           of survivorship and not
           as tenants in common

UNIF GIFT MIN ACT     --   _________ Custodian _______________
                             (Cust)               (Minor)

Under Uniform Gifts to Minors Act

__________________________________
         (State)

                  Additional abbreviations may also be used though not in the above list.

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

__________________________________
________________________________________________________________________________
________________________________________________________________________________
  (PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

         the within Security of Jefferson-Pilot Corporation and all rights thereunder and does hereby irrevocably constitute and appoint __________________ attorney to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

Dated: _________________________

                                          ______________________________________

                                          Signature Guaranteed: ________________

         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.